	185 North Church Street Dyersburg, TN 38024	Telephone: (731) 285-7900 (800) 608-5612 Fax: (731) 285-6221

www.atacpa.net

Members of

American Institute of Certified Public Accountants

AICPA Center for Public Company Audit Firms

AICPA Governmental Audit Quality Center

AICPA Employee Benefit Plan Audit Quality Center

Tennessee Society of Certified Public Accountants

Kentucky Society of Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of First Citizens Bancshares, Inc. and its subsidiaries of our report dated February 28, 2012, with respect to the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related statements of income, shareholders’ equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 2011 and the effectiveness of internal controls over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011, annual report on Form 10-K of the Company.

Alexander Thompson Arnold PLLC

Dyersburg, Tennessee

February 28, 2012